UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 13, 2015

Digi International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34033	41-1532464
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11001 Bren Road East, Minnetonka, Minnesota		55343
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-912-3444

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2015 our Board of Directors elected Sam Lazarakis to the Board. Mr. Lazarakis was elected to serve in the class of directors whose term expires at the 2016 annual meeting of our stockholders. At this time the Board has not determined the length of the term Mr. Lazarakis shall stand for election at the 2016 annual meeting. Mr. Lazarakis also has been appointed to each of the Audit Committee and the Compensation Committee of the Board.

There is no arrangement or understanding between Mr. Lazarakis and any other person pursuant to which he was selected as a director.

Mr. Lazarakis shall receive restricted stock units of our common stock with a value of $100,000 in connection with his election to the Board. These restricted stock units shall vest 50% on the first anniversary of their issuance and 50% on the second anniversary of their issuance provided Mr. Lazarakis continues to serve the company on the vesting date. The issuance of these restricted stock units shall occur after the company announces its third quarter earnings for fiscal year 2015. Mr. Lazarakis shall also receive cash compensation under our non-employee director compensation program that will be pro-rated for fiscal 2015 from the date of his election to the Board as well as the committees to which he has been appointed. The terms of this program are disclosed in the proxy statement for our 2015 annual meeting of stockholders.

A copy of the press release announcing the election of Mr. Lazarakis is attached as Exhibit 99.1 to this report on Form 8-K and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digi International Inc.

July 16, 2015	By:	David H. Sampsell

Name: David H. Sampsell
Title: Vice President of Corporate Development, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 15, 2015 announcing the election of Sam Lazarakis to the Board of Directors